Exhibit 99.1

                 Barnes & Noble Reports Second Quarter Results;
                     Achieves Sales and Earnings Guidance;
              Initiates Quarterly Cash Dividend of $0.15 Per Share

     NEW YORK--(BUSINESS WIRE)--Aug. 18, 2005--Barnes & Noble, Inc. (NYSE: BKS), the world's largest bookseller, today reported sales and earnings for the second quarter ended July 30, 2005. In addition, the company announced that its Board of Directors has authorized the initiation of a quarterly cash dividend of $0.15 per share for shareholders of record at the close of business on September 9, 2005, payable on September 30, 2005.
     Sales for the second quarter were $1,170.8 million, an increase of 6% from $1,100.3 million a year ago. Sales at Barnes & Noble stores were $1,028.9 million, increasing 7% over the prior year. Comparable store sales at Barnes & Noble were 4.3% for the quarter, in line with company guidance for a mid-single digit increase. Sales at Barnes & Noble.com increased 14% over the prior year to $96.3 million. Sales at B. Dalton stores were $31.6 million, a decrease of (21%) over the prior year, due primarily to store closings offset by a 0.2% comparable store sales increase.
     Net earnings for the quarter were $13.5 million, or $0.18 per share, including a previously announced non-cash after-tax charge of $1.1 million, or $0.02 per share, to write off unamortized deferred financing fees resulting from the replacement of the company's $400 million credit facility with a new $850 million credit facility, and the pre-payment and cancellation of the company's $245 million term loan. Excluding this charge, earnings were $0.20 per share in line with guidance of $0.19 to $0.21.
     Second quarter net earnings per share increased $0.06 to $0.18 versus $0.12 last year, but were impacted by the following: the write off noted above, the 2004 charge associated with calling the convertible notes, and the 2004 spin-off of GameStop. Earnings per share from continuing operations, excluding charges, increased 18% to $0.20 from $0.17 last year, as presented in Table A.
     Included in second quarter selling and administrative expenses are pretax charges of approximately $6.9 million for legal costs and increased accruals for anticipated settlements of a previously reported class action suit on employee wages and other litigation. The company believes the resulting accruals will be sufficient to satisfy outcomes of pending litigation.
     "We are pleased with our second quarter results," said Steve Riggio, chief executive officer of Barnes & Noble, Inc. "The excitement generated by 'Harry Potter and the Half-Blood Prince' boosted our traffic both in stores and online. Our business is on track as we prepare for the all important second half of the year."

     SHARE REPURCHASE ACTIVITY

     The company acquired approximately $90 million and $164 million of shares under its share repurchase programs in the second quarter and year-to-date, respectively.
     "Our strong commitment to continuing to create shareholder value is evidenced by the declaration of our first ever cash dividend. This dividend, supported by the company's excellent free cash flow and strong balance sheet, reflects our confidence in the future growth of Barnes & Noble," said Leonard Riggio, chairman of Barnes & Noble, Inc.

     GUIDANCE

     For the third quarter, the company expects comparable store sales at Barnes & Noble stores to be in the low-single digits. For the full year, the company continues to expect comparable store sales to increase approximately 3%.
     In the third quarter, the company expects a net loss per share of ($0.01) to ($0.04) based on a basic share count of approximately 68.5 million, as compared to earnings per share from continuing operations of $0.00 in the prior year. Guidance for the third quarter includes incremental costs of approximately ($0.03) per share associated with the previously announced new distribution center that became operational in August.
     For the full year, the company continues to expect earnings per share to be in a range of $1.94 to $1.98, based on a diluted share count of approximately
73.6 million.
     As of July 30, 2005, the company operated 673 Barnes & Noble stores and 146
B. Dalton stores. During the second quarter, five Barnes & Noble stores were opened and three were closed. Four B. Dalton stores were closed during the quarter.
     A conference call with Barnes & Noble, Inc.'s senior management will be webcast beginning at 11:00 A.M. ET on Thursday, August 18, 2005, and is accessible at www.barnesandnobleinc.com/webcasts. The call will also be archived at www.earnings.com for one year.
     Barnes & Noble, Inc. will report third quarter earnings on or about November 17, 2005.

     ABOUT BARNES & NOBLE, INC.

     Barnes & Noble, Inc. (NYSE:BKS - News), the world's largest bookseller and a Fortune 500 company, operates 819 bookstores in 50 states. For the fourth year in a row, the company is the nation's top retail brand for quality, according to the EquiTrend(R) Brand Study by Harris Interactive(R). Barnes & Noble conducts its online business through Barnes & Noble.com (www.bn.com), one of the Web's largest e-commerce sites and the number one online bookseller for quality among e-commerce companies, according to the latest EquiTrend survey.
     General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate Web site: http://www.barnesandnobleinc.com.

     SAFE HARBOR

     This press release contains "forward-looking statements." Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company's products, possible disruptions in the company's computer or telephone systems, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company's online and other initiatives, the successful integration of acquired businesses, the successful and timely completion and integration of the company's new New Jersey distribution center, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, product shortages, and other factors which may be outside of the company's control. Please refer to the company's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.


                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                 Consolidated Statements of Operations
                 (In thousands, except per share data)

                             13 weeks ended        26 weeks ended
                        ----------------------- ---------------------
                         July 30,     July 31,  July 30,    July 31,
                            2005        2004       2005       2004
                                      Restated              Restated
                                       (a) (b)               (a) (b)
                        ------------ ---------- ---------- ----------

Sales                    $1,170,800  1,100,349  2,267,970  2,158,546
Cost of sales and
 occupancy                  826,401    775,719  1,596,220  1,526,133
                        ------------ ---------- ---------- ----------
   Gross profit             344,399    324,630    671,750    632,413
                        ------------ ---------- ---------- ----------
Selling and
 administrative expenses    276,471    252,620    542,530    497,054
Depreciation and
 amortization                43,198     45,812     86,509     90,737
Pre-opening expenses          2,662      2,247      5,109      4,895
                        ------------ ---------- ---------- ----------
   Operating profit          22,068     23,951     37,602     39,727
Interest expense, net          (665)    (3,706)      (994)    (8,203)
Debt redemption charge            -    (14,582)         -    (14,582)
                        ------------ ---------- ---------- ----------
    Income before taxes
     and minority
     interest                21,403      5,663     36,608     16,942
Income taxes                  8,722      2,308     14,918      6,895
                        ------------ ---------- ---------- ----------
    Income before
     minority interest       12,681      3,355     21,690     10,047
Minority interest               786        496      1,683      1,034
                        ------------ ---------- ---------- ----------
     Income from
      continuing
      operations             13,467      3,851     23,373     11,081
Income from discontinued
 operations (net of
 income tax)                      -      4,883          -      9,098
                        ------------ ---------- ---------- ----------
     Net income             $13,467      8,734     23,373     20,179
                        ============ ========== ========== ==========

Basic income per common
 share:

     Income from
      continuing
      operations              $0.20       0.06       0.34       0.17
     Income from
      discontinued
      operations                  -       0.07          -       0.13
                        ------------ ---------- ---------- ----------
Net income                    $0.20       0.13       0.34       0.30
                        ============ ========== ========== ==========

Diluted income per
 common share:

     Income from
      continuing
      operations              $0.18       0.05       0.32       0.16
     Income from
      discontinued
      operations                  -       0.07          -       0.12
                        ------------ ---------- ---------- ----------
Net income                    $0.18       0.12       0.32       0.28
                        ============ ========== ========== ==========


Weighted average common
 shares outstanding
     Basic                   68,323     68,591     69,023     68,369
     Diluted                 73,087     71,052     73,743     70,884


Percentage of sales:

Sales                         100.0%     100.0%     100.0%     100.0%
Cost of sales and
 occupancy                     70.6%      70.5%      70.4%      70.7%
                        ------------ ---------- ---------- ----------
   Gross profit                29.4%      29.5%      29.6%      29.3%
                        ------------ ---------- ---------- ----------
Selling and
 administrative expenses       23.6%      23.0%      23.9%      23.0%
Depreciation and
 amortization                   3.7%       4.2%       3.8%       4.2%
Pre-opening expenses            0.2%       0.2%       0.2%       0.2%
                        ------------ ---------- ---------- ----------
   Operating profit             1.9%       2.2%       1.7%       1.8%
Interest expense, net          -0.1%      -0.3%       0.0%      -0.4%
Debt redemption charge          0.0%      -1.3%       0.0%      -0.7%
                        ------------ ---------- ---------- ----------
    Income before taxes
     and minority
     interest                   1.8%       0.5%       1.6%       0.8%
Income taxes                    0.7%       0.2%       0.7%       0.3%
                        ------------ ---------- ---------- ----------
    Income before
     minority interest          1.1%       0.3%       1.0%       0.5%
Minority interest               0.1%       0.0%       0.1%       0.0%
                        ------------ ---------- ---------- ----------
     Income from
      continuing
      operations                1.2%       0.3%       1.0%       0.5%
                        ============ ========== ========== ==========

(a) Restated to reflect certain adjustments relating to lease accounting.
(b) Reflects the change in the reporting period used to consolidate the results of Barnes & Noble.com.



                       BARNES & NOBLE, INC. AND
                             SUBSIDIARIES
                      Consolidated Balance Sheets
                    (In thousands, except per share
                                 data)


                                     July 30,    July 31,  January 29,
                                        2005       2004     2005
                                                 Restated
                                                   (a)(b)
                                    ----------- ---------- ----------

         ASSETS

Current assets:

   Cash and cash equivalents           $21,315     22,860    535,652
   Receivables, net                    112,114     84,530     91,501
   Merchandise inventories           1,336,174  1,311,745  1,274,578
   Prepaid expenses and other
    current assets                     102,443    112,059     85,140
   Current assets of discontinued
    operations                               -    372,616          -
                                    ----------- ---------- ----------
        Total current assets         1,572,046  1,903,810  1,986,871

Property and equipment:
   Land and land improvements            3,247      3,247      3,247
   Buildings and leasehold
    improvements                       976,579    883,650    940,616
   Fixtures and equipment            1,121,202  1,041,931  1,081,966
                                    ----------- ---------- ----------
                                     2,101,028  1,928,828  2,025,829
   Less accumulated depreciation
    and amortization                 1,293,732  1,146,274  1,221,169
                                    ----------- ---------- ----------
      Net property and equipment       807,296    782,554    804,660
                                    ----------- ---------- ----------

Goodwill                               265,901    262,067    268,379
Intangible assets, net                  95,351    100,663     97,538
Deferred taxes                         124,152    138,917    123,231
Other noncurrent assets                 36,861     14,839     37,710
Noncurrent assets of discontinued
 operations                                  -    478,320          -
                                    ----------- ---------- ----------
   Total assets                     $2,901,607  3,681,170  3,318,389
                                    =========== ========== ==========


   LIABILITIES AND SHAREHOLDERS'
    EQUITY

Current liabilities:

   Accounts payable                   $760,806    647,909    745,073
   Accrued liabilities                 475,987    413,571    580,509
   Current liabilities of
    discontinued operations                  -    216,435          -
                                    ----------- ---------- ----------
      Total current liabilities      1,236,793  1,277,915  1,325,582

Long-term debt                           9,000    257,400    245,000
Deferred income taxes                  193,743    170,458    193,743
Other long-term liabilities            379,134    382,529    379,180
Noncurrent liabilities of
 discontinued operations                     -    291,899          -
Minority interest                        6,442      3,594      8,942

Shareholders' equity:

   Common stock; $.001 par value;
    300,000 shares authorized;
    81,337, 78,302 and 79,276
    shares issued, respectively            81         78         79

   Additional paid-in capital        1,037,321    958,627    985,609
   Accumulated other comprehensive
    loss                               (10,347)    (8,872)    (9,857)
   Retained earnings                   409,507    543,565    386,134
   Treasury stock, at cost, 13,503,
    9,008 and 9,008 shares,
    respectively                      (360,067)  (196,023)  (196,023)
                                    ----------- ---------- ----------

      Total shareholders' equity     1,076,495  1,297,375  1,165,942
                                    ----------- ---------- ----------
Commitments and contingencies                -          -          -
                                    ----------- ---------- ----------
   Total liabilities and
    shareholders' equity            $2,901,607  3,681,170  3,318,389
                                    =========== ========== ==========


(a) Restated to reflect certain adjustments relating to lease accounting.
(b) Reflects the change in the reporting period used to consolidate the results of Barnes & Noble.com.


                                Table A
                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                   Second Quarter EPS Reconciliation



                                                      Second Quarter
                                                    ------------------
                                                        2005     2004
                                                    --------- --------

GAAP EPS                                               $0.18     0.12
Add:  2005 write off of fees                            0.02        -
Add:  2004 convertible debt redemption charge              -     0.12

Less:  Share of GameStop's net earnings prior to
 the spin-off                                              -    (0.07)
                                                    --------- --------

EPS from continuing operations, excluding other
 charges                                               $0.20     0.17
                                                    ========= ========


     CONTACT: Barnes & Noble, Inc.
              Media:
              Mary Ellen Keating
              Senior Vice President Corporate Communications
              212-633-3323
              or
              Investor:
              Joseph J. Lombardi
              Chief Financial Officer
              212-633-3215